Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this _____ day of _______ 2017 by and among theMaven, Inc., a Delaware corporation (the “Company”), MDB Capital Group, LLC, a Texas limited liability company (“MDB”), and the investor(s) identified on the signature pages hereto (each, including its successors and assigns, an “Investor,” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company will sell shares of its Common Stock to certain of the Investors pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith by and among the Company and the Investors.

WHEREAS, the Company may become obligated to issue shares of Common Stock to MDB pursuant to a letter agreement, dated as of September 15, 2017 (the “Engagement Letter”), between the Company and MDB.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, MDB and the Investors agree as follows:

The parties hereby agree as follows:

1.            Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a day which is a Federal legal holiday in the U.S.

“Common Stock” means the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, limited liability company, cooperation, trust, estate, governmental authority, or any other entity of any nature whatsoever.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the SEC’s declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that the Shares held by an Investor shall not be Registrable Securities if such Investor has not completed and delivered to the Company a Selling Stockholder Questionnaire as requested prior to the filing of the Initial Registration Statement; and provided, further, that, an Investor’s security shall cease to be a Registrable Security upon the earliest to occur of the following: (A) sale of such security pursuant to a Registration Statement; or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144 under the 1933 Act.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act (including a post-effective amendment to a previously filed registration statement) that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors then holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Stockholder Questionnaire” means a questionnaire in the form and substance reasonably satisfactory to the Company and MDB, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Shares” means (a) the shares of Common Stock issued to Investors pursuant to the Purchase Agreement and (b) the shares of Common Stock and the shares of Common Stock underlying any warrants issued to MDB pursuant to the Engagement Letter.

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.            Registration.

(a)          Registration Statement. Promptly following the final closing date of the transactions contemplated by the Purchase Agreement (the “Closing Date”) but no later than 180 days after the later of (x) the Closing Date or (y) June 30, 2018 (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without such Person’s prior written consent; provided if the consent is required in order to ensure the Registration Statement is declared effective, but not given promptly after requested, then the Registrable Securities of the non-consenting Person may be removed from the Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, each formal correspondence related thereto (including SEC comment letters and the Company’s response thereto), and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to MDB, the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make up to two (2) pro rata payments to MDB and each Investor, as liquidated damages and not as a penalty, an amount equal to 1.0% multiplied by (a) the gross purchase price paid for the Shares, in the case of the Investors, or (b) in the case of MDB an amount (the “MDB Share Value”) equal to (x) the lowest per share purchase price paid by any Investor for Shares pursuant to the Purchase Agreement multiplied by (y) the sum of (A) the number of the actual shares of Common Stock issued to MDB pursuant to the Engagement Letter and/or the Purchase Agreement plus (B) the number of shares of Common Stock underlying warrants issued to MDB pursuant to the Engagement Letter and/or the Purchase Agreement, in each case, for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute MDB’s and the Investors’ exclusive monetary remedy for the Company’s breach of this Section 2(a) only, but shall not affect the right of MDB or the Investors to seek injunctive relief. Such payments shall be made to MDB and each Investor in cash no later than five (5) Business Days after the end of each 30-day period referred to above. Such payments shall be in addition to, and not in lieu of, any payments required to be made by the Company to MDB and the Investors pursuant to Section 2(c).

(b)          Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and reasonable fees and expenses of one counsel to MDB and the Investors not to exceed $5,000, in connection with the registration. The Company will not be responsible for any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold or transferred.

(c)          Effectiveness.

(i)       The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after filing. The Company shall notify MDB and the Investors by facsimile or e-mail as promptly as practicable after, and in any event, no later than 5:00 p.m. New York time on the Business Day following the date, any Registration Statement is declared effective and shall simultaneously provide MDB and the Investors by facsimile or e-mail with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) seven (7) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) February 12, 2018 or (B) a Registration Statement has been declared effective by the SEC but sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below) or the inability of MDB or any Investor to sell the Registrable Securities covered thereby due to market conditions, then the Company will make pro rata payments to MDB and each Investor, as liquidated damages and not as a penalty, an amount equal to 1.0% multiplied by (a) the gross purchase price paid for the Shares, in the case of the Investors, or (b) the MDB Share Value, in the case of MDB, in each case, for each 30-day period or pro rata, for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute MDB’s and the Investors’ exclusive monetary remedy for such events, but shall not affect the right of MDB and the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this Section 2(c) shall be paid by the Company to MDB and the Investors monthly within five (5) Business Days of the last day of each 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to MDB and each Investor in cash. Such payments shall be in addition to, and not in lieu of, any payments required to be made by the Company to MDB and the Investors pursuant to Section 2(a).

(ii)       Notwithstanding anything herein to the contrary, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company’s Board of Directors determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company’s Board of Directors, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify MDB and each Investor in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of MDB and each Investor) disclose to MDB or such Investor any material non-public information giving rise to an Allowed Delay, (b) advise MDB and the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. The Company shall be entitled to exercise its right under this Section 2(c)(ii) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 20 calendar days (which need not be consecutive days) in any six-month period.

(iii)       Notwithstanding anything herein to the contrary, in no event shall the liquidated damages paid or to be paid by the Company to MDB or an Investor pursuant to Sections 2(a) and 2(c) of this Agreement exceed, in the aggregate, an amount equal to 7.5% multiplied by (a) the gross purchase price paid for the Shares, in the case of the Investors, or (b) the MDB Share Value, in the case of MDB.

(d)          Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement (alone or together with previously or subsequently registered shares of Common Stock) are not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires MDB or any Investor to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of MDB nor any of the Investors is an “underwriter”. MDB and each of the Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the matters discussed in this Section 2(d) (unless in the reasonable opinion of the Company or its counsel, such participation will be to the detriment to the Company in that it may cause undue delays in the registration process or for other reasons) and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which MDB, any Investor or any of their respective counsel reasonably objects. In the event that, despite the Company’s efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name MDB or any Investor as an “underwriter” in such Registration Statement without the prior written consent of MDB or such Investor. Any cut-back imposed on MDB or any Investor pursuant to this Section 2(d) shall be allocated among MDB and the Investors (and the holders of any previously or subsequently registered shares of Common Stock whose shares are subject to the Rule 415 position taken by the SEC) on a pro rata basis, unless the SEC Restrictions otherwise require or provide or MDB or the applicable Investors otherwise agree. The liquidated damages set forth in Section 2(c) shall not accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions set forth in Section 2(c)) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to obtain effectiveness of the Registration Statement with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the Restriction Termination Date.

3.          Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)          use its commercially reasonable efforts to cause the SEC to declare such Registration Statement effective and to cause such Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (i) the legal effectiveness period from the date of effectiveness, (ii) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (iii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 (the “Effectiveness Period”);

(b)          prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)          provide copies to MDB, the Investors and counsel designated by MDB and the Investors and permit such counsel to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) days, in the case of the initial Registration Statement, and two (2) days, in the case of any amendment or supplement, prior to their filing with the SEC and not file any document to which MDB, any Investor or such counsel reasonably objects;

(d)          furnish to MDB, the Investors and to counsel designated by MDB and the Investors, if any, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), provided that to the extent the foregoing are publicly available on the SEC website, they will be deemed delivered, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as MDB and each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by MDB or such Investor that are covered by the related Registration Statement;

(e)          use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)           prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with MDB, the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by MDB or the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), (iii) file a general consent to service of process in any such jurisdiction, or (iv) file in more than ten (10) jurisdictions within the United States or in any jurisdiction outside the United States;

(g)          use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)          immediately notify MDB and the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such Persons a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform MDB and the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, MDB or the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j)           With a view to making available to MDB and the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit MDB and the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees with MDB and the Investors, for a period of three (3) years after the Closing Date, to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after the date when all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (B) the date all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; (iii) furnish to each Investor upon request (A) a written statement, executed by a senior officer of the Company, that the Company has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration; and (iv) use commercially reasonable efforts to assist MDB and each Investor with the removal of any legends required under Rule 144 under the 1933 Act, including with respect to any opinions required thereby, provided that the Company’s obligations hereunder are subject to the reasonable determination of the Company and the Company’s counsel that any such legend removal complies with the 1933 Act.

4.            Due Diligence Review; Information. Upon written request, the Company shall make available, during normal business hours, for inspection and review by MDB, the Investors, advisors to and representatives of MDB and the Investors (who may or may not be affiliated with MDB or the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and assets and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by MDB and the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling MDB, the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement. As a condition to such inspection and review, the Company may require the Investors to enter into confidentiality agreements.

The Company shall not disclose material nonpublic information to MDB, the Investors, or to advisors to or representatives of MDB and the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides MDB, the Investors, and such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and MDB or any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.            Obligations of the Investors and MDB.

(a)          MDB and each Investor shall furnish to the Company a completed and executed Selling Stockholder Questionnaire. The Company shall not be required to include the Registrable Securities of MDB or an Investor in a Registration Statement who fails to furnish to the Company a fully completed and executed Selling Stockholder Questionnaire at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement. It is agreed and understood that if MDB or an Investor returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable efforts to take such actions as are required to name MDB or such Investor as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Company shall not be obligated to file any additional Registration Statements solely for such shares or take any action that the Company reasonable concludes would cause the Company to miss the Filing Deadline or the deadline by which the Registration Statement must be declared effective by the SEC, or otherwise cause other Registrable Securities to be ineligible for sale.

(b)          MDB and each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)          MDB and each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, MDB and such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until MDB and such Investor is advised by the Company that such dispositions may again be made.

6.            Indemnification.

(a)          Indemnification by the Company. The Company will indemnify and hold harmless MDB, each Investor and each of their respective officers, directors, members, managers, employees and agents, successors and assigns, and each other Person, if any, who controls MDB or such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state or other jurisdiction where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on MDB’s or an Investor’s behalf and will reimburse MDB or such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by MDB or such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)          Indemnification by MDB and the Investors. MDB and each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by MDB or such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of MDB or an Investor be greater in amount than the dollar amount (with respect to MDB or such Investor, the “Net Sales Proceeds”) of the proceeds (net of all underwriter commissions and other expenses paid by MDB or such Investor in connection with its acquisition and subsequent registration of the Registrable Securities and any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) actually received by MDB or such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall (i) give prompt notice to the party required to provide indemnification hereunder (the “Indemnifying Party”) of any claim with respect to which he, she or it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees or expenses, or (b) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the Indemnified Party in a timely manner and such delay has prejudiced the Indemnified Party, or (c) in the reasonable judgment of any such Indemnified Party, based upon written advice of its counsel, a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall materially and adversely affect the Indemnifying Party in the defense of any such claim or litigation. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction with respect to the same indemnifiable matter, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties. No Indemnifying Party will consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (not to be unreasonably withheld, delayed or conditioned), unless such judgement or settlement shall: (i) include an unconditional release of the Indemnified Party from all liability arising out of such litigation or claim; (ii) not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party; and (iii) not impose any restriction upon the operations of the Indemnified Party.

(d)          Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an Indemnified Party or insufficient to hold him, her or it harmless, other than as expressly specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the Net Sales Proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.            Miscellaneous.

(a)          Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company, MDB and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b)          Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreement.

(c)          Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. MDB and each Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by MDB or such Investor to such Person, provided that MDB and such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and agrees in writing to be bound by the terms hereof.

(d)          Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of MDB and the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction and without any action required on the part of any other Person, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e)          Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Counterparts; Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(g)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE MAVEN, INC.

By:
James Heckman,
Chief Executive Officer

MDB CAPITAL GROUP, LLC

By:

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

investor

Signature of Investor or by Authorized Person executing for Investor

Printed Name:

Title:

Its:
(Printed Name of Authorized Person and Title for Person executing for Investor)

Exhibit A

Plan of Distribution

The selling stockholders, which as the term is used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

MDB Capital Group, LLC, a selling stockholder, is a broker-dealer and may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act in connection with its sale of the common stock that it distributes pursuant to this prospectus.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) one year after the effective date of such registration statement, (2) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (3) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.